UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2014
Date of Report (Date of earliest event reported)

AvWorks Aviation Corp.
(Exact name of registrant as specified in its charter)

Florida	000-27795	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47th Avenue Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future. Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, and any other similar statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward looking statements.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition Agreement

On March 31, 2014, AvWorks Aviation Corp., a Florida corporation (the "Company" or the “Registrant”) entered into an Acquisition Agreement (the "Agreement") by and among the Company, American Vaporizer, LLC, a Delaware limited liability company ("American Vaporizer") and two of the three membership unit holders of American Vaporizer (the “Unit Holders”), pursuant to which the Company will increase its ownership interest in American Vaporizer from its previous twenty-five percent (25%) to fifty-one percent (51%), by acquiring an additional twenty-six membership units of American Vaporizer (the “Membership Units”) from the two Unit Holders. Under Florida law, the Agreement is effective immediately. The result of the Agreement is that American Vaporizer, LLC, becomes a majority-owned subsidiary of the Company.

In accordance with the terms and provisions of the Agreement: (i) the Company will acquire from the Unit Holders an aggregate 26 Membership Units, representing 26% of the one hundred (100) issued and outstanding Membership Units of American Vaporizer; (ii) in exchange thereof, the Company will issue to the two Unit Holders an aggregate seven million (7,000,000) shares of its restricted common stock; (iii) the Company will assume a proportionate fifty-one percent (51%) of the assets and liabilities of American Vaporizer, including licenses, equipment, product designs, marketing and sale materials, logos, trademarks, copyrights and websites, and trade and debt obligations. On an ongoing basis, the two Unit Holders shall retain forty-nine percent (49%) or forty-nine (49) Membership Units, of American Vaporizer.

No change in the names of the officers or their titles and responsibilities or in the membership of the directors of the Registrant occurs or will occur as a result of the Agreement, nor are there any changes in the names and titles of the management of American Vaporizer, LLC, as a result of the Agreement.

Beginning with the month of April and for calendar 2014, the Agreement provides for the management of American Vaporizer to be able to earn monthly additional shares of common stock of the Company monthly based on American Vaporizer reaching specific performance goals as defined in the Agreement, up to a maximum of 10,000,000 shares.

In addition, per the Agreement, the Company will invest an aggregate total of four hundred and forty thousand dollars ($440,000.00) as working capital into American Vaporizer for the sole purpose of expanding its sales and marketing activity (the “Capital Investment”), which amount includes an initial investment already made of one hundred and four thousand dollars ($104,000), leaving a remaining amount to be invested of three hundred and thirty-six thousand dollars ($336,000) which is to be invested within forty-five (45) days.

Additionally, as incremental working capital for expanding American Vaporizer’s business, (a) should American Vaporizer in six (6) months or less from the date of the Agreement, achieve five million dollars ($5,000,000) in gross revenues, VGI shall invest or cause to be invested into it not less than an additional three hundred thousand dollars ($300,000); or (b) should AMV by December 31, 2014, reach ten million dollars ($10,000,000) in gross revenues, VGI shall invest or cause to be invested into AMV an aggregate of not less than an additional seven hundred thousand dollars ($700,000.00 U.S.).

The Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or American Vaporizer in any public reports filed by the Company with the U.S. Securities and Exchange Commission. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by confidential disclosure schedules provided by the Company and American Vaporizer in connection with the execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement have been made for the purposes of allocating risk between the parties to the Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Agreement may not constitute the actual state of facts about the Company, or American Vaporizer. The representations and warranties set forth in the Agreement may also be subject to a contractual standard of materiality different from the actual state of facts or the actual condition of the Company or American Vaporizer, or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

The foregoing is a summary of the material terms of the Agreement. Investors are encouraged to carefully review the full text of the Agreement, a copy of which is filed as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Business Operations

American Vaporizer, LLC

American Vaporizer, LLC, (www.americanvapor.com), founded in 2013, is an online marketer of the e-cigarette brand ‘American Smoke,’ (www.americansmoke.com and www.tryamericansmoke.com), and includes other products and accessories including vaporizers designed specifically for the emerging Colorado Cannabis market.

American Vaporizer’s expertise is in the marketing through affiliates of its Electronic Cigarette Starter Kit and cartridges (808d battery). By letting the customer try the Starter Kit free-of-charge and signing the customer to its “Auto-Ship Home Delivery” subscription sales model, American Vaporizer has enjoyed considerable success compiling a large customer base that is currently receiving refills for its Starter Kit, auto-shipped, which provides it with a consistent, continuous revenue flow.

American Vaporizer uses a mix of marketing strategies composed of “daily deal” websites, media buys, search, online affiliates, direct response and CPA networks as well as using its own onsite SEO/SEM experts to optimize and drive organic traffic. Customers can purchase products individually or as Starter Kits.

Vapor Group, Inc.

Vapor Group, Inc., www.vaporgroup.com, is in the business of designing, developing, manufacturing and marketing high quality, vaporizers and e-cigarette brands which use state-of-the-art electronic technology and specially formulated, “Made in the USA” e-liquids, which may or may not contain nicotine. It offers a range of products with unique e-liquid flavors that is unmatched in our industry. Its products are marketed under the Vapor Group, Total Vapor, Vapor 123, and Vapor Products brands Which it sells nationwide through distributors, wholesalers and directly to consumers through its own websites and direct response advertising. Total Vapor Inc., Vapor 123 Inc. and Vapor Products, Inc., each a Florida corporation, are each a wholly-owned subsidiary of Vapor Group, Inc.

All of its E-cigarettes consist of a long-life battery, a heating element, a cartridge filled with an “e-liquid” and an atomizer which when heated, vaporizes the e-liquid. Because E-cigarettes are not “lit” like regular cigarettes, they don’t create flame, smoke from burning, ash, tar, noxious fumes or leftover “cigarette butts”. As a result, they may be used virtually anywhere.

Vapor Group is committed to providing E-cigarettes that are convenient and economical to use, safer and healthier than traditional smoking, and which provide a flavorful, enjoyable smoking experience.

Vapor Group, Inc. is managed by a highly experienced team of executives committed to responsible business policies and practices, including the marketing of our products only to those eighteen years of age or older, not making or avoiding claims about our product health benefits, and fulfilling the requirements of all applicable laws and regulations.

SECTION 3.  SECURITIES AND TRADING MATTERS.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Per the terms and conditions of the Agreement, the Company will issue an aggregate of 7,000,000 shares of its restricted common stock to two of the Unit Holders of American Vaporizer, LLC, and the two Unit Holders of American Vaporizer, LLC will acquire the aggregate 7,000,000 shares of the Company’s restricted common stock in exchange for an aggregate of twenty-six percent (26%), or 26 Membership Units, of the one hundred (100) issued and outstanding Membership Units of American Vaporizer, LLC owned by the two Unit Holders.

The shares are being issued to the two (2) Unit Holders of American Vaporizer, LLC, each a registered United States entity, in reliance on Section 4(2) and Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock will not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Unit Holders of American Vaporizer, LLC acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

Therefore, as a result of the Agreement following the issuance of the 7,000,000 shares of the Company, there will be approximately 334,381,399 shares of common stock issued and outstanding of the Company. As of the date of this Report the 7,000,000 shares have been issued and are outstanding.

Beneficial Ownership Chart as a Result of the Agreement

There are no changes to the beneficial ownership of the Registrant as a result of the Agreement.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Financial Statements of American Vaporizer, LLC for the years ended December 31, 2013, to be filed by amendment to this Current Report on Form 8-K.

(b)	Not Applicable

(d)	Exhibits:

No.	Date	Document
1.01	March 31, 2014	Acquisition Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvWorks Aviation Corp.

DATE: April 15, 2014	By:	/s/ Dror Svorai
Dror Svorai
President and Treasurer